SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (date of earliest event reported):
                                February 21, 2002

                          AMERICAN HOMESTAR CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                      TEXAS
                 (State or Other Jurisdiction of Incorporation)

      000-24210                                         76-0070846
 (Commission File Number)                   (IRS Employer Identification Number)


         2450 South Shore Boulevard, Suite 300, League City, Texas 77573
              (Address of Principal Executive Offices and Zip Code)

                                 (281) 334-9700
              (Registrant's Telephone Number, Including Area Code)



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ITEM  5.  OTHER  EVENTS.

     As previously reported on Form 8-K filed on January 23, 2001, American Homestar Corporation (the "Company") filed a voluntary petition for bankruptcy on January 11, 2001, under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"). The Company emerged from bankruptcy protection after the Bankruptcy Court confirmed the Company's Third Amended Plan of Reorganization (the "Plan") on August 14, 2001. The Plan became effective on October 3, 2001. Under the Plan, all of the Company's equity interests (both common and preferred stock) that were outstanding prior to the effectiveness of the Plan were cancelled, and the holders of such equity interests have no ongoing financial interest in the Company. In satisfaction of claims of creditors of the Registrant, new shares of equity will be issued to the Company's former general unsecured creditors. No new shares will be issued to former stockholders. The effect is that, as of October 3, 2001, all old shares of the Company (both common and preferred) have no value and no longer represent any ownership interest in the Company.

     In connection with the cancellation of all former equity interests, discussed above, the Company will promptly file to de-register all such former shares under the Securities Exchange Act of 1934, as amended, and to register the new classes of shares under the Exchange Act.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        American  Homestar  Corporation
                                        (Registrant)

Date:  February 21, 2002                By:  /s/  Craig A. Reynolds
                                           -------------------------------------
                                             Craig A. Reynolds, Secretary


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